EX-99.23.j

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of the Pauze Funds and to the inclusion of our report dated May 25, 2000 to the Shareholders and Board of Trustees of the Pauze Funds.

                                                  /s/ TAIT, WELLER & BAKER

                                                  TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
March 30, 2001